EXHIBIT 5.1

[McGuireWoods Letterhead]

June 4, 2004

Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois 60601

Re: Peoples Energy Corporation Directors Deferred Compensation Plan (the "Plan")

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as counsel to Peoples Energy Corporation, an Illinois corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an additional 100,000 shares of Company common stock, no par value (the "Shares"), which may be issued under the Plan.

In rendering this opinion, we have examined the Articles of Incorporation and By-Laws of the Company, certificates of public officials, certificates of officers of the Company (or copies thereof certified to our satisfaction) and such other documents, records and papers as we have deemed necessary as a basis for such opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, upon issuance and delivery thereof as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

The opinions rendered herein are limited to the law of the State of Illinois and the federal law of the United States in effect on the date hereof.

This opinion letter is being delivered in connection with the filing of the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP